Exhibit 99.1

RE: NN, Inc.
207 Mockingbird Lane
3rd Floor
Johnson City, TN 37604

FOR FURTHER INFORMATION:

AT THE COMPANY	AT ABERNATHY MACGREGOR
Robbie Atkinson	Caitlin Petrakis
VP, Corporate Treasurer & Investor Relations	(General info)
(423) 434-8301	212-371-5999

FOR IMMEDIATE RELEASE

April 3, 2017

NN, INC. ANNOUNCES SUCCESSFUL REDEMPTION AND REFINANCE OF 10.25% SENIOR NOTES

Johnson City, Tenn, April 3, 2017 –NN, Inc., (NASDAQ: NNBR), a diversified industrial company, today announced the successful redemption of its 10.25% Senior Notes. The notes were redeemed with the proceeds of a new $300 million Term Loan B credit facility that was added by an amendment to the company’s existing Senior Secured Credit Facility. SunTrust Robinson Humphrey acted as Sole Bookrunner on the transaction.

The new $300 million Term Loan B has priced at LIBOR plus 3.75%, resulting in an annual interest expense reduction of approximately $10 million.

Richard Holder, President & Chief Executive Officer, commented, “The redemption and refinance of our Senior Notes is an important step in the execution of our strategic plan. We are pleased to take advantage of strong demand for our debt, based on our continued operating performance as well as our improved credit profile. The interest savings are significant and will give us additional flexibility to execute on our growth strategy and enhance shareholder value.”

NN, Inc., a diversified industrial company combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Johnson City, Tennessee, NN has 40 manufacturing plants in North America, Western Europe, Eastern Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding completed acquisitions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.